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                                                                   EXHIBIT 10.28

                                AMENDMENT NO. 1
                                    TO THE
                             METRO NETWORKS, INC.
                       1996 INCENTIVE STOCK OPTION PLAN

        This Amendment No. 1 (the "Amendment") to the Metro Networks, Inc. 1996 Incentive Stock Option Plan (the "Plan"), made pursuant to action of the Board of Directors of Metro Networks, Inc. pursuant to Section 8.1 of the Plan, is dated as of October 8, 1997. The Plan is hereby amended as follows:

        1. The following definition shall be added to Section 1 of the Plan:

           "Nonstatutory Stock Option" means an Option not described in Section 422(b), 423(b) or 424(c)(3)(B) of the Code.

        2. Section 6.2 of the Plan is hereby amended as follows:

           A) by deleting the lead in paragraph of such Section and substituting the following in lieu thereof:

           "Each Option shall be subject to the following conditions, which conditions shall be stated within the applicable Incentive Stock Option Agreement. Any Option which does not comply with these provisions shall not be considered an Incentive Stock Option but instead shall be considered a Nonstatutory Stock Option issued under the Plan."

           B) by adding the words "but instead shall be considered Nonstatutory Stock Options" at the end of the first sentence of subsection (a) thereof.

        The terms of the Plan shall remain in full force and effect without modification or amendment except as expressly set forth herein.